Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aterian, Inc., of our independent auditors’ report dated April 13, 2021, relating to the financial statements of Healing Solutions, LLC included in Aterian, Inc.’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 20, 2021.

/s/ Mayer Hoffman McCann P.C.

Phoenix, Arizona

May 28, 2021